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                                                                    EXHIBIT 23.3


                          INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 2 to Registration Statement No. 333-61524 of Broadband Parent Corporation on Form S-4 of our report dated January 26, 2001 (April 9, 2001 as to the third paragraph of Note 10 and June 22, 2001 as to Note 11 (which expresses an unqualified opinion and includes an explanatory paragraph relating to the restatement described in Note 11)), appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia

June 29, 2001